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                                                           EXHIBIT 4.9



                             CELERITY SYSTEMS, INC.
                            9051 EXECUTIVE PARK DRIVE
                                    SUITE 302
                           KNOXVILLE, TENNESSEE 37923

                                                      July 15, 1997

Mahmoud Youssefi
1611 LeConte Drive
Maryville, TN 37801

Dear Mr. Youssefi:

      We have agreed to purchase, and you have agreed to sell to us, 600,000 shares (the "Shares") of the common stock, $.001 par value per share ("Common Stock"), of Celerity Systems, Inc., a Tennessee corporation (the "Company"), owned by you for $.20 per share. Such transaction is being consummated in part, to enable the Company to obtain additional financing. The Company is contemplating a financing (the "Bridge Financing"), consisting of the sale of notes and warrants, to be followed by a public offering (the "Contemplated Public Offering") of Common Stock.

      This is to confirm the agreement between us concerning the purchase and sale of the Shares and the other matters referred to herein.

      1. Sale and Purchase of the Shares; Other Transactions.

            (a) Following the execution of this Agreement and within 24 hours after the Company receives a copy, executed by you, of the agreement not to dispose of Common Stock in the form attached as Annex I hereto (the "Lock-Up Agreement"), which, except for the proviso at the end of the first paragraph thereof, the Company represents is the same Lock-Up Agreement as the Company's officers and directors will execute, the Company will (i) pay you $11,458.33 as payment in full of all amounts allegedly due to you as of the date hereof under the Termination Agreement (the "Termination Agreement"), dated as of April 5, 1997, between the Company and you, and (ii) as payment in full for all unreimbursed business expenses, including without limitation the alleged use of your credit card by the Company, the Company shall deliver to you a check for $7,400, provided the Company will also, as of the closing of the Bridge Financing, pay any amounts due on your Company American Express Card related to valid business expenditures upon submission of appropriate documentation as to the valid business purpose of such expenditures,


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provided, further, that if such documentation is not submitted by you by such closing you shall be deemed to have agreed that no such amounts are outstanding.

            (b) The Company will give you at least 24 hours notice of the closing of the Bridge Financing. Concurrently with the closing of the Bridge Financing, in accordance with the terms and conditions hereof and for the consideration set forth herein, you shall sell, transfer, convey and assign to the Company and the Company shall purchase from you, all of your right, title and interest in the Shares;

            (c) Concurrently with the closing of the Bridge Financing, against delivery of the consideration provided for in subparagraph 1(d) below, you shall deliver to the Company a stock certificate, or certificates, representing the Shares duly endorsed in blank, or with stock powers annexed thereto duly executed in blank, in proper form for transfer of the Shares to the Company upon delivery;

            (d) Concurrently with the closing of the Bridge Financing; (i) as payment in full for the Shares, the Company shall deliver to you a check for $120,000; and (ii) as payment in full for all its remaining obligations under the Termination Agreement, the Company shall deliver to you a check for $53,291.65, except for the $15,458.33 referred to in (e) below.

            (e) Upon the earlier of 150 days after the closing of the Bridge Financing or the closing of the Contemplated Public Offering, the Company shall deliver to you a check for $15,458.33.

            (f) If the Contemplated Public Offering is consummated, the Company will, within 30 days after such consummation, pay off the remaining balance of all amounts due under leases guaranteed by you and described on Annex II.

      2. Representations and Warranties. In order to induce the Company to enter into this Agreement and to purchase the Shares, you make the following representations and warranties as of the date hereof, which representations and warranties shall be true and correct as of the closing of the Bridge Financing and shall survive the execution and delivery of this Agreement and the delivery of the Shares at the closing of the Bridge Financing:

            (a) The Shares are fully paid and nonassessable, and are owned by you free and clear of any liens, claims or encumbrances of any kind; and

            (b) There are no existing agreements, options, calls, commitments, trusts, voting or otherwise, or any rights of any kind whatsoever, granting to any person or entity, any interest in or rights as to, any of the Shares, or the right to purchase any Common Stock from you at any time or upon the happening of any event.

            (c) You acknowledge that you have been advised that the Company is currently

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contemplating, and has had discussions with an investment banking firm as to, the Contemplated Public Offering of Common Stock expected to be at $7.50 per share (after giving effect to a reverse split).

            (d) By virtue of your position, you acknowledge you have access to the same information as to the Company as would be in a Registration Statement under the Securities Act of 1933.

      3. This Agreement shall be construed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state. No modification or waiver of any of the terms of this Agreement shall be effective unless in writing and signed by all parties hereto.

      4. This Agreement is the entire agreement between us and supersedes any other agreement oral or written between us relating to the same subject matter, except that, other than as set forth in Section 1(d), the Termination Agreement shall remain in full force and effect.

      5. This Agreement shall be null and void and of no further force or effect if the closing of the Bridge Financing has not occurred by September 1, 1997.

            If the foregoing correctly sets forth our agreement, please so indicate in the space provided below for that purpose and sign the attached Lock-Up Agreement, whereupon this letter shall constitute a binding agreement between us.

                                       Very truly yours,



                                      /s/ Kenneth D. Van Meter
                                      ----------------------------------
                                      Kenneth D. Van Meter,
                                      Chief Executive Officer

Accepted and Agreed to
this 16th day of July 1997



/s/ Mahmoud Youssefi
-----------------------------
Mahmoud Youssefi


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                                     Annex I

                                                      August 6, 1997

Celerity Systems, Inc.
9051 Executive Park Drive
Suite 302
Knoxville, TN 37923

Hampshire Securities Corporation
640 Fifth Avenue
New York, New York 10019

Ladies and Gentlemen:

      In order to induce Hampshire Securities Corporation (the "Underwriter") to enter into an underwriting agreement with respect to the proposed public offering (the "Offering") of shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Celerity Systems, Inc. (the "Company"), pursuant to a registration statement on Form SB-2, as the same may be amended from time to time (the "Registration Statement"), the undersigned agrees for the benefit of the Company and the Underwriter that, for a period of twelve months from the date (the "Effective Date") on which the Registration Statement shall have become effective under the Securities Act of 1933, as amended, the undersigned will not and will not cause any of its affiliates to, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, contract to sell, pledge, grant any option for the sale of (including, without limitation, any short sale), or otherwise dispose of or transfer any shares of
(a) Common Stock, (b) any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for the shares of Common Stock, and/or (c) any securities referred to in clause (a) and/or (b) above which may be deemed to be beneficially owned by the undersigned in accordance with applicable rules and regulations of the Securities and Exchange Commission; provided, however, that the undersigned shall be released from the foregoing restrictions (i) on the date that is six months from the Effective Date, solely with respect to one-third of the shares of Common Stock owned by the undersigned and issued upon (A) the conversion of the shares of the Company's Series A Preferred Stock and Series B Preferred Stock, each par value $.01 per share, owned by the undersigned on the date hereof and (B) the exercise of Warrants owned by the undersigned on the date hereof to purchase shares of Common Stock (the shares of Common


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Stock referred to in clauses (A) and (B) being collectively defined as the
"Underlying Shares"); and (ii) on the date that is nine months from the Effective Date, solely with respect to one-third of the Underlying Shares.

      In order to enable you to enforce the aforesaid covenants, the undersigned hereby consents to the placing of legends upon, and stop-transfer orders with the transfer agent of the Company's securities with respect to, any shares of Common Stock registered in the undersigned's name or beneficially owned by the undersigned.

      The Company agrees to, and to cause the transfer agent for the Common Stock to, place such legends and stop-transfer orders and the Company shall not authorize the transfer agent to transfer any shares without the consent of the Underwriter as set forth herein.

      The undersigned understands that the Company and the Underwriter will rely upon this letter if they proceed with the Offering. This letter shall be void if the Offering does not take place.

      The provisions of this agreement shall be binding upon the undersigned and its successors and assigns.

                                       Very truly yours,



                                       -------------------------


Accepted and agreed as of the date first above written:

CELERITY SYSTEMS, INC.

By:______________________________
   Name:
   Title:

HAMPSHIRE SECURITIES CORPORATION



By:______________________________
   Name:
   Title:


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                                    Annex II

      Celerity Systems, Inc. Leases with Mo Youssefi as Personal Guarantor

Lessor                       Description                       11/1/97 Payoff
------                       -----------                       --------------

AT&T Capital Corp.           Computer/Peripheral/Generic       $  2,953.22
AT&T Capital Corp.           Injection Mold Machine*           $ 12,759.29
AT&T Capital Corp.           Macintosh Printer                 $  2,264.96
American Business Credit     Canon 7000 Fax Machine            $  2,667.60
                                                               -----------

Total                                                          $ 20,645.07

* This is the description on the lease invoice. This is a misnomer. In the lease detail the correct description is 1 SSA Testers Platform, 1 SSA Emulator Card Set, 2 SSA Allicat Hard Drives.

If the IPO proceeds are not released to Celerity Systems, Inc. prior to 11/30/97, then the payoff amounts will decrease.


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